EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 33-64726) on Form S-8 of Libbey Inc., of our report dated June 25, 2020, relating to our audit of the financial statements and supplemental schedule of Libbey Inc. Supplemental Retirement Plan, which appears in this Annual Report on Form 11-K of the Libbey Inc. Supplemental Retirement Plan for the year ended December 31, 2019.

/s/ FreedMaxick CPAs, P.C.

Buffalo, New York

June 25, 2020